                        ASSET SALE AND PURCHASE AGREEMENT

      THIS AGREEMENT is made and entered into as of the 4th day of October, 1996, by and between CBP RESOURCES, INC., a Delaware corporation ("Buyer"), and WESTSTAR ENVIRONMENTAL, INC. (f/k/a WESTSTAR ENVIRONMENTAL PUMPING AND SEPTIC SERVICE, INC.), a Florida corporation ("Seller").

                                   WITNESSETH:

      WHEREAS, for the consideration and upon the terms and conditions set forth herein, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer, substantially all of the assets, excluding real property owned and utilized by the Seller in the operation of its grease trap business in the States of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and District of Columbia (hereinafter referred to as the "Business");

      NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

      1. Sale and Transfer of the Assets.

            Terms of Transfer. Subject to the terms and conditions herein set forth, Seller agrees to sell, convey, assign, transfer and deliver to Buyer as the same exist on the Closing Date the following (the "Assets"):

            (i) "Equipment." Those certain vehicles and related accessories listed on Schedule 1(a)(i) attached hereto and incorporated herein by reference;

            (ii) "Accounts." Any and all contracts, agreements, arrangements, including accounts and orders, related to the Business between Seller and customers, suppliers and other third parties as described on Schedule 1(a)(ii);

            (iii) "Business Records." All books and records relating to the Business, including but not limited to all credit flies, books of account, contracts, files, papers, books, warranty records, customer payment records, purchase orders, customer orders and all other public and confidential business records related to the Business conducted in the Prescribed Territory described in Section 12 herein, except those files which Seller is required by law to keep (in which case a copy shall be delivered to Buyer); and

            (iv) "Goodwill." All rights, title and interest in and to the lists and information concerning suppliers and customers and others having business with Seller, methods, processes, trademarks, patents and intellectual property rights used in connection with the Assets.

All of the Assets shall be sold and delivered free and clear of any liens, claims, pledges, security interests, mortgages or encumbrances of any kind, except liens for current taxes not yet delinquent, liens imposed by law and incurred in the ordinary course of the Business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, and defects in title, none of which, individually or in the aggregate, materially interfere with the use of the Assets. Seller shall indemnify and hold Buyer harmless against and from any and all liabilities and all Costs, as defined in Section 15, incurred by Buyer and arising out of or attributable to any such liens, claims, pledges, security interests, mortgages, interests or defects in title. The sale, conveyance, assignment, transfer and delivery of the Assets shall be effected by bills of sale, assignments, or other instruments in such reasonable or customary form as shall be requested by the Buyer and its counsel and are reasonably satisfactory to Seller and its counsel. Seller shall at any time from and after the Closing Date, upon the reasonable request of Buyer, execute, acknowledge and deliver such additional conveyances, assignments, transfers or other instruments, as may be reasonably required to assign, transfer or convey the Assets to Buyer as contemplated by this Agreement.

      2. Consideration. Buyer agrees that, subject to the terms and conditions of this Agreement, and in full consideration for the aforesaid sale, transfer, conveyance, assignment and delivery of the Assets to Buyer, provided that the transactions contemplated by this Agreement are consummated, Buyer shall pay to Seller by its company check at Closing the purchase price of Five hundred Thousand dollars ($500,000.00).

      3. Contracts with Key Customers. Buyer and Seller understand and agree that the ability to continue to provide services to Seller's customers after the Closing is a critical and integral part of the transaction described herein. Accordingly, Seller shall, at its earliest opportunity, arrange for meetings to occur prior to closing between representatives of Buyer, Seller and key customers (specifically Food Lion) to allow the parties to explain the proposed transaction and determine the willingness of those customers to continue to work with Buyer after the Closing. For a period to be determined by Buyer after the Closing, Buyer shall give good faith consideration to including on its invoices to Food Lion wording to identify Buyer as "A Weststar Affiliate."

      4. Right of First Refusal. In the event that, at any time after the Closing, Seller, or any affiliate, or any of their shareholders should receive a bona fide offer to purchase, or should they (or any of them) offer for sale, any business engaged in the grease trap business, waste frying oil ("yellow grease") business or the rendering business, Seller shall give written notice to Buyer of the terms of any such offer or proposed sale. Buyer shall then have thirty (30) days to negotiate with the seller of such business toward a definitive agreement. Seller agrees to use its good faith best efforts to negotiate with Buyer in this regard.

      5. Assumption of Certain Obligations. Buyer shall assume, pay, perform, defend or discharge those certain liabilities and obligations of the Seller arising out of the Accounts and as specifically disclosed and described on
Schedule 1(a)(ii), attached hereto; provided, however, that, except as specifically disclosed and described herein, Buyer shall not assume or pay, and Seller shall continue to pay, perform and satisfy all other liabilities and obligations of Seller or any affiliate or their Shareholders, including, but not limited to, any duty to any employee to pay wages, compensation or health, unemployment or pension benefits of any kind and all past, current or future taxes that may be imposed or levied on the Seller related to the Business or any deficiencies, interest or penalties in connection therewith and Seller shall indemnify and hold Buyer harmless against and from any and all such liabilities and all Costs, as defined in Section 15, incurred by Buyer and arising out of or attributable to any such liabilities, all in accordance with Section 15 hereof.

      6. Closing. Subject to the conditions herein, the closing ("Closing") of the sale contemplated herein shall take place at the offices of Buyer on or before October 18, 1996 (the "Closing Date"). The transactions contemplated by this Agreement shall be deemed to be effective as of the close of business on the Closing Date. At the Closing, the parties hereto will deliver such consideration, instruments and documents as are required hereunder, together with opinions of counsel on behalf of Buyer and Seller in form reasonably satisfactory to the party receiving such opinion.

      7. Representations and Warrantees of Seller. Seller represents, warrants and agrees as follows:

      (a) Corporate and Other Matters. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Business is duly registered and authorized to do business in Florida and any other jurisdiction(s) where it does business. Seller has the corporate power to enter into and perform its obligations under this Agreement. All necessary corporate action required to be taken to authorize the execution, delivery and performance of this Agreement by Seller has been fully and validly taken. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      (b) Title to Properties; Condition of Assets. The Seller has good and marketable title to all its properties and Assets, free and clear of all liens, mortgages and encumbrances, and no claims have been made or threatened which, if substantiated, would make this subparagraph untrue. The Equipment being sold to Buyer hereunder is in good operating condition and repair and is substantially fit for the purposes for which it is being utilized. The Seller has not received any notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation, or requirement relating to its operations of its owned or leased properties used at the Business which has not been complied with or corrected. Not by way of limitation, no officer or employee of Seller has received any notification from the Occupational Safety and Health Administration, the Environmental Protection Agency or from any other governmental body or agency indicating that Seller's Business is or may be in violation of any law, regulation or requirement.

      (c) Warrantees as to Assets. Seller hereby agrees to assign to Buyer to the extent possible all rights of Seller in and to any and all warrantees, guarantees, and representations (express or implied) made or given by suppliers or manufacturers in connection with Seller's acquisition of the Assets.

      (d) Compliance with Law; Authorizations. Seller has not received any notice of any violation of or non-compliance with any law, rule, regulation, order, ordinance or requirement applicable to Seller's operation of the Business and, to the best of the knowledge of the Seller, no such violation or non-compliance exists. Seller owns, holds, possesses or lawfully uses in the operation of the Business all licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct the Business as previously conducted by Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with laws and regulations of any governmental entities. All such Authorizations are listed on Schedule 7(d). None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

      (e) Taxes. Seller has filed or caused to be filed, within the time and in the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports required to be filed by it. Such returns and reports are accurate and complete in all material respects. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) reflected on such returns payable by, or due from, the Seller on or prior to the date hereof have been fully paid, including without limitation 1995 and prior years' ad valorem taxes on the Assets. All 1996 personal and ad valorem property taxes on the Assets shall be prorated between the Buyer and Seller at Closing and shall be paid by Buyer within such time and in the manner prescribed by law. Seller will comply with all statutes regarding payment of taxes, the failure of which could adversely affect either the Assets or Buyer.

      (f) No Breach. The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under

            (i) any existing law, ordinance, or governmental rule or regulation to which Seller is subject,

            (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller,

            (iii) the charter documents of Seller, or

            (iv) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (as defined in Section 7(d)), or other instrument, document or understanding, oral or written, to which Seller is a party, or by which the Assets are bound or may be affected.

      No authorization, approval or consent of and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

      (g) No Brokers. The negotiations relative to this Agreement and the transactions contemplated hereby have not been carried on by the Seller utilizing the services of any person or firm or in any manner which could give rise to any valid claim against either of the parties hereto for a brokerage commission, finder's fee or other like payment to any person or entity. Seller shall be responsible for and indemnify Buyer against any claims for payment(s) to any business broker with regard to this transaction.

      (h) Environmental Matters.

            (i) For purposes of this section, "Environmental Laws" means any federal, state or local statute, regulation, permit, license or order relating to the discharge, release, threatened release, treatment, storage, disposal or manufacture of Hazardous Substances or otherwise relating to the pollution or contamination of the environment and protection of health. "Hazardous Substances" means petroleum, petroleum products, any hazardous or noxious pollutant material, substance or solid waste, and any hazardous wastes and hazardous substances as determined in the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.9601, et seq.; the Resource Conservation Recovery Act as amended, 42 U.S.C. ss.6901, et seq.; the Toxic Substances Control Act as amended, 15 U.S.C. ss.2601, et seq.; and the Clean Water Act as amended, 33 U.S.C. ss.1251, et seq.

            (ii) The Seller is in compliance in all material respects with all applicable Environmental Laws.

            (iii) No lien has attached to, and no known basis exists for the attachment or assertion of a lien against the Assets or any personal property of the Seller related to the Business pursuant to any Environmental Laws.

            (iv) The Seller has received no written or oral notice of any violation of any Environmental Law with respect to the Assets which would require any remedial action under any Environmental Law.

            (v) In the operations of the Business, the Seller has utilized appropriately licensed haulers and transporters to dispose of any Hazardous Substance.

            (vi) The Seller is not aware of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with any Environmental Laws that are currently applicable to the Seller, or which may give rise to any common law or legal liability under any Environmental Laws, or which might otherwise form the basis for any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Substance by the Business.

            (vii) The Seller is in compliance with and has made any required reports pursuant to any federal, state or local hazardous chemicals or community right-to-know laws concerning Hazardous Substances including those required by federal, state or local Occupational Safety and Health Administration Hazard Communication Standards.

      (i) Financial Statements. Seller has delivered to Buyer true, correct and complete copies of the balance sheet of the Business for the period ending December 31, 1995, and at December 31, 1994, and the related statements of income and cash flow for the periods then ended and will deliver to buyer any subsequent interim financial statements prepared by or for Seller relating to the Business, all of which have been prepared in accordance with generally accepted principles consistently applied throughout the periods described. Such balance sheets fairly present the financial position, assets and liabilities of Seller at the dates indicated.

      (j) No Litigation. Except as listed on any Schedule 7(j), no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the Assets or the transactions contemplated by this Agreement, or does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could have an adverse affect on Seller, the Assets or the Business.

      (k) Outstanding Agreements. Except as listed on any Schedule attached hereto, the Seller is not a party to and is not bound by any contract or agreement adversely affecting the Business. Seller, with regard to the Business, has performed all of the obligations required to be performed by it to date and is not in default in any material respect under any of the agreements, leases, contracts or other documents to which it is a party. No party with whom Seller has an agreement which is of importance to the Business

\
of Seller is in default thereunder. Except as specifically disclosed, all contracts and agreements related to the Business are assignable without the consent or approval of any other party.

      (l) Delivery of Information to Buyer. The Seller has delivered to Buyer complete and correct copies or summary descriptions of such, if any, of the following, as the Seller possesses with regard to the Business: all policies of insurance in force with respect to the Equipment; and all presently existing contracts and commitments of the Seller.

      8. Representations and Warrantees of Buyer. Buyer represents and warrants that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      9. Conduct of Business Pending Closing. Seller agrees that pending the Closing and, except as otherwise consented to or approved by Buyer in writing:

      (a) Ordinary Course. Seller shall carry on the Business diligently, in the ordinary course and substantially in the same manner as heretofore. Seller shall use its best efforts to conduct the operations of the Business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.

      (b) Business and Goodwill. Seller shall use its best efforts to keep available the services of the present employees and agents of the Business, to preserve the organization of the Business intact, and to preserve for Buyer the goodwill of Seller's Business suppliers, customers, and others having business relations with it. Seller shall not provide any confidential information concerning the Business or its properties or assets to any third party.

      (c) Compliance. Seller will duly comply with all provisions of leases and with all applicable laws, rules, ordinances and regulations which if violated might impair the conduct of the Business or impose material liability on itself as the owner of such Business. Seller shall cooperate with Buyer and use its best efforts to cause all of the conditions to the obligations of Buyer and Seller under this Agreement to be satisfied on or prior to the Closing Date.

      (d) Maintenance. Seller will continue all normal repairs, servicing, replacement, maintenance and upkeep of the Equipment. Seller will maintain all insurance now in force covering the Equipment.

      (e) Material Transactions. Within the Prescribed Territory described herein, Seller will not enter into any material transaction, contract or commitment other than in the ordinary course of business.

      (f) Disclosures. Seller shall promptly disclose to Buyer any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct; provided, however, that none of such disclosures shall be deemed to modify or amend the representations and warranties of Seller or the schedules hereto for the purposes of Section 10 hereof, unless Buyer shall have consented thereto in writing.

      (g) Access. Seller shall give to Buyer's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents of or pertaining to the Business and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Seller as Buyer shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's business operations. Seller shall furnish to Buyer all such documents and copies of documents and records with respect to Seller's affairs as Buyer shall from time to time reasonably request and shall permit Buyer and its agents to make such physical inventories and inspections of the Assets and Real Estate as Buyer may request from time to time.

      10. Conditions Precedent to Buyer's Obligations. The obligations of the Buyer under this Agreement shall, at the option of the Buyer, be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      (a) Representations and Warranties True at Closing; Performance. All representations and warranties of the Seller contained in this Agreement shall be deemed to have been repeated at and as of the Closing, and shall then be true and correct in all material respects; and the Seller shall have performed and complied with all covenants, agreements and conditions required in this Agreement to be performed or complied with by it at or prior to the Closing.

      (b) Assignments and Bills of Sale. The Seller shall have delivered to the Buyer duly executed bills of sale, documents of transfer and any other instruments necessary to effect and evidence the transfer of the Assets to the Buyer pursuant to Section 1 including, but not limited to, a General Assignment and Bill of Sale.

      (c) Corporate Matters. The Buyer shall have received from Seller (i) a Certificate of Existence for the Seller from the Secretary of State of Florida and (ii) a copy of the resolutions of the board of directors and/or shareholders of the Seller, authorizing the execution, delivery and performance by the Seller of this Agreement and the other documents required hereby, certified by the Secretary or an Assistant Secretary of the Seller.

      (d) Key Employee Arrangements. Buyer shall have concluded arrangements with such employees of Seller as Buyer may desire to secure the continued consulting services of such individuals with Buyer following the Closing. Specifically, Buyer shall have entered into a Consulting and Non-Compete Agreement with Michael Ricks on such terms reasonably satisfactory to Buyer and such individual.

      (e) Key Customer Arrangements. The Buyer shall have secured approval from certain key customers of Seller on or before Closing upon terms reasonably satisfactory to it for the acquisition of the Assets. Buyer shall exert its best efforts to secure such approval upon terms reasonably satisfactory to it.

      (f) Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign governmental branch, agency or body which would make the transactions contemplated hereby or which would otherwise have a material adverse effect on the Seller after the Closing.

      (g) Approval of Schedules. The Buyer shall have reviewed and approved the information disclosed in all of the Schedules referred to herein which have been prepared by the Seller.

      11. Conditions Precedent to Seller's Obligations. All obligations of Seller under this Agreement are subject to the fulfillment prior to Closing of the condition that Seller shall not have discovered any material error, misstatement or omission (which has not been cured) in the representations and warranties by Buyer contained in this Agreement. All representations and warranties of Buyer contained in this Agreement shall be true as of the Closing and all obligations and agreements required by this Agreement to be performed by Buyer shall have been performed.

      12. Noncompetition. For ten (10) years from and after the Closing Date (the "Noncompetition Period"), Seller shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation, or control of, as a principal, shareholder, owner, consultant or otherwise, any entity located within the Prescribed Territory (as hereinafter defined) that is engaged in the grease trap business, the recycling of waste frying oil business (or "yellow grease business") and the rendering business and any related products or services currently or previously manufactured, sold, distributed or provided by Seller's Business as of the Closing Date ("Business Activities"). For purposes of this Agreement, the term "Prescribed Territory" shall mean the area within the State(s) of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and District of Columbia, together with a fifty (50) mile area or radius around the border lines of such states together with a one hundred (100) mile area or radius around any operating facility owned, leased or operated by Buyer as of the Closing Date. Further, Seller agrees that during such ten (10) year Noncompetition Period within the Prescribed Territory, Seller shall not solicit or accept orders or business relating to the Business Activities from (i) any customer or active prospect of the Business as of the Closing

Date or (ii) any former customer of the Business. Seller acknowledges that a breach of any of the covenants contained in this Section 12 may result in material irreparable injury to the Buyer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Buyer shall be entitled, in addition to any other relief to which the Buyer may be entitled, to obtain a temporary restraining order and/or preliminary and permanent injunctions restraining the Seller from engaging in activities prohibited by this Section 12 or such other relief as may be required to specifically enforce any of the covenants in this Section 12. The Seller hereby agrees and consents that such injunctive relief may be sought in any state or federal court of record in the State of North Carolina.

      In the event that, during the Noncompetition Period, Buyer decides to discontinue providing grease trap services to any Account(s) located within the Prescribed Territory, Buyer shall notify Seller by letter (in form as set forth in Schedule 12 attached hereto) that Seller shall have the right to provide those services to such Account(s), subject to the terms and conditions in such written notice. Buyer shall use good faith efforts to economically organize any such Accounts as to which such notice is given.

      13. Tax Matters: Allocation of Purchase Price. The Buyer and the Seller agree to allocate the aggregate purchase price in accordance with the allocation requirements of Section 1060 of the Internal Revenue Code of 1986 and the regulations thereunder ("the Code"). The Buyer and the Seller have considered the values and have determined that the respective fair market values of the Assets, subject to adjustments at Closing as provided in Section 2(b), are as follows:

      Assets                                    Value
      ------                                    -----
      Accounts                               $379,000.00
      Equipment and Machinery                 121,000.00

      TOTAL                                  $500,000.00

Each party agrees that all returns, schedules and forms (including Federal income tax returns, schedules and forms) filed by them with respect to taxes will be consistent with actual market values of the Assets. The Buyer and the Seller further agree to timely file Form 8594 and to comply with all reporting requirements as required under Section 1.1601T(h) of the Temporary Regulations promulgated under Section 1060 of the Code.

      14. Employment Matters. Except for the Consulting Agreement between Buyer and the individual referred to in Section 10(d), which Agreement shall be executed and delivered at Closing, Buyer shall have no obligation to hire any of the other employees employed by Seller in connection with the business. Seller shall retain the sole liability, which Buyer does not assume, for all salaries, compensation, vacation time, sick time and other benefits accrued for the benefit of its employees prior to the Closing Date.

      15. Indemnification. The liability of any party in respect of a breach of a representation, warranty, covenant, indemnity or Agreement contained in or arising in connection with this Agreement shall be governed by the terms of this Section

      (a) Indemnification by Seller. Seller and the individual shareholders of Seller whose signatures appear on the signature page of this Agreement (collectively referred to as "Seller" for purposes of this Section 15), agree to indemnify and hold Buyer harmless against and from any and all taxes, claims, liabilities, damages, losses, costs and expenses, including without limitation reasonable attorneys' fees and other expenses of defending any actions or claims, amounts of judgments and amounts paid in settlement (collectively, all of the foregoing being called "Costs"), incurred by Buyer and arising out of, or attributable to (i) any breach of any representation, warranty or covenant made by Seller herein or in any certificate furnished by Seller pursuant hereto; (ii) the existence of any lien, claim, pledge, security interest, mortgage, interest or minor defect in title subject to which the Assets are delivered to Buyer pursuant to this Agreement; (iii) any claim, known or unknown, arising out of, or by virtue of, or based upon Seller's business and operations (including, without limitation, any product liability or warranty claim arising out of the sale or delivery of merchandise) prior to the Closing; (iv) any nonfulfillment of any agreement of Seller hereunder; or (v) any claim arising out of or by virtue of or based upon Seller's operation of the Business prior to the Closing Date. Buyer shall, promptly after the service of process in a lawsuit or after it receives notice from any third party that such party intends to assert a claim which could result in indemnification hereunder, give Seller notice of such claim. "Promptly" for purposes of this Section shall mean giving notice within thirty (30) days. Seller shall have the right to assume the defense of any such claim or lawsuit asserted against Buyer by a third party, with counsel reasonably satisfactory to Buyer, and in such event, Seller will not be liable to Buyer for any further legal or other expenses incurred by Buyer in connection with the defense thereof, other than the reasonable cost of investigation or assistance required by Buyer. Buyer may, however, participate actively, at its sole expense, in any such lawsuit and may, during the pendency of any such action, withhold any amounts due to Seller (as herein defined under this or any related Agreement to offset any amount or cost as to which Seller may be required to indemnify Buyer. If Seller so assumes the defense of any such claim or lawsuit, all costs of the defense thereof shall thereafter be borne by Seller and it shall have the authority to compromise and settle such claim or lawsuit or to appeal (or cause Buyer to appeal) any adverse judgment or ruling with the cost of such appeal to be paid by Seller; provided, however, that if any such compromise or settlement would divest Buyer of any Asset transferred pursuant to this Agreement or if Buyer may have any unindemnified liability arising out of such claim or lawsuit, Seller shall have the authority to compromise or settle such claim or lawsuit only with the written consent of Buyer, which consent shall not be unreasonably withheld. Buyer, and Seller will cooperate fully with each other with respect to discovery, inquiries or investigations in connection with any claim or lawsuit (including, without limitation, any products liability claim) for which indemnity is sought hereunder.

      (h) Indemnification by Buyer. Buyer agrees to indemnify and hold Seller harmless against any and all Costs, as defined in Section 15(a), incurred by Seller and arising out of or attributable to (i) any breach of any representation, warranty or covenant made by Buyer herein or in any certificate furnished by Buyer pursuant hereto, (ii) any nonfulfillment of any agreement of Buyer hereunder, or (iii) any claim arising out of or by virtue of or based upon Buyer's operation of the Business of the Seller after the Closing date, except to the extent that such claim is one as to which Seller is required to indemnify Buyer pursuant to this Agreement or any other document or agreement executed and delivered pursuant hereto. Seller shall, promptly after the service of process in a lawsuit or after it receives notices from any third party that such party intends to assert a claim which could result in indemnification hereunder, give Buyer notice of such claim. "Promptly" for purposes of this Section shall mean giving notice within thirty (30) days. Buyer shall have the right to assume the defense of any such claim or lawsuit asserted against Seller by a third party, with counsel reasonably satisfactory to Buyer, and in such event, Buyer will not be liable to Seller for any further legal or other expense incurred by Buyer in connection with the defense thereof, other than the reasonable cost of investigation or assistance required by Seller. If Buyer assumes the defense of any such claim or lawsuit, all costs of the defense thereof shall thereafter be borne by Buyer and it shall have the authority to compromise and settle such claim or lawsuit or to appeal (or cause Seller to appeal any adverse judgment or ruling with the cost of such appeal to be paid by Buyer. Buyer shall have the right to approve any out-of-court settlement (which approval shall not be unreasonably withheld) of any claim or lawsuit for which it does not assume the defense, if Buyer is to be liable to Seller for indemnification hereunder with respect thereto. Seller and Buyer will cooperate fully with each other with respect to discovery, inquiries or investigations in connection with any claim or lawsuit (including, without limitation, any products liability claim) for which indemnity is sought hereunder.

      16. Bulk Sales. The parties hereto acknowledge that they are not complying with the Bulk Sales Act of the State of North Carolina or the State of Florida in connection with this transaction. However, Seller hereby agrees to indemnify Buyer pursuant to the terms and provisions of Section 15 from and against any claim, loss, damage, or liability arising from said failure to comply.

      17. Survival of Representations and Warranties. The representations and warranties contained herein shall survive for a period of thirty-six (36) months after the Closing.

      18. Further Assurances. From time to time hereafter and without further consideration, Seller shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as Buyer may reasonably request in order to more effectively convey and transfer to Buyer the Assets sold to Buyer hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of Seller's obligations hereunder or the purposes of this Agreement. From time to time hereafter and without further consideration, Buyer shall execute and deliver such additional or further instruments of assumption and take such actions as Seller may reasonably request in order to more effectively consummate the assumption of the obligations of Buyer specified herein or as shall be reasonably necessary or appropriate in connection with the carrying out of Buyer's obligations hereunder or the purposes of this Agreement.

      19. Announcements and Press Releases. Any press release or other public announcement concerning this Agreement or the transactions contemplated herein shall be approved by both Seller and Buyer.

      20. Amendments. This Agreement may be amended or modified, only by a written instrument executed by Buyer and Seller acting through their respective duly authorized officers.

      21. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

      22. Parties Bound. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective successors and permitted assigns.

      23. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified mail with postage prepaid:

                  If to Seller:

                  Weststar Environmental, Inc.
                  Route 5, Box 7344
                  Starke, FL 32901

                  If to Buyer:

                  CBP Resources, Inc.
                  P.0. Box 20687
                  Greensboro, NC 27420
                  Attn:  President

                  With a copy to:

                  Marc L. Isaacson
                  Isaacson & Isaacson
                  P.0. Box 1888
                  Greensboro, NC 27402

      24. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

      25. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

      26. Headings. The heading to the sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

      27. Termination. This Agreement may be terminated and abandoned by the mutual consents of the Boards of Directors of Buyer and Seller at any time prior to the Closing Date, and the Board of Directors of either party may waive any of the conditions of the obligations of any other party under this Agreement upon a determination that any such waiver shall not be adverse to its best interests or those of its Shareholders. This Agreement may be terminated by the Board of Directors of either party, upon written notice to the other party, if any of the conditions to a party's obligations to consummate the transaction contemplated hereunder as provided, in the case of the Buyer in Section 10, and in the case of the Seller in Section 11, shall not be reasonably capable of being satisfied on or before the Closing Date.

      28. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                               SELLER


                               WESTSTAR ENVIRONMENTAL, INC.

                               By: /s/ Michael E. Ricks,
                                  ------------------------
                                   President


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                               BUYER:

                               CBP RESOURCES, INC.


                               By: /s/ David Evans
                                  ------------------------
                                   Vice President

      Michael E. Ricks individually joins in the execution of this Agreement for the purposes described herein.


                               /s/ Michael E. Ricks
                               ---------------------------
                               Michael E. Ricks

      B & B Plumbing and Septic Service, Inc., a Florida corporation and an affiliate of Weststar Environmental Pumping and Septic Services, Inc., joins in the execution of this Agreement to evidence its consent to and joinder in Seller's representations, warranties and covenants herein.


                               B & B PLUMBING AND SEPTIC SERVICE, INC.


                               By: /s/ Michael E. Ricks
                                  ------------------------
                                   President

                                Schedule 1(a)(i)


                                    Equipment


1 1989 Freightliner Tractor vin 1FUPACYB1KH341388 (Weststar unit #28)

1 Pump Trailer unknown manufacturer SN FLT3627-HH (Weststar unit # 222)